Exhibit 99.1

Contact:	John C. Merriwether
Vice President of Financial Relations
Health Management Associates, Inc.
(239) 598-3104

HEALTH MANAGEMENT ASSOCIATES, INC.

REPORTS FIRST QUARTER EARNINGS

NAPLES, FLORIDA (January 24, 2006) Health Management Associates, Inc. (NYSE: HMA) announced today that its net patient service revenue for its first quarter ended December 31, 2005 grew 14.9% to $936.5 million, up $121.6 million from $814.9 million for the same quarter a year ago. Earnings per share (diluted) and income from continuing operations for the first quarter were $0.31 and $75.9 million, respectively. HMA’s quarterly results include approximately $5.0 million of business interruption insurance proceeds related to Hurricane Katrina’s impact on HMA’s Biloxi Regional Medical Center, located in Biloxi, Mississippi, which compares to approximately $8.2 million of business interruption proceeds recorded in the same period a year ago related to Hurricane Charley’s impact on HMA’s Charlotte Regional Medical Center, located in Punta Gorda, Florida.

On October 1, 2005, HMA adopted FASB Statement No. 123(revised), Share Based Payment, (“SFAS 123(R)”) which requires the expensing of stock options and other share-based payments. HMA’s results for the first quarter ended December 31, 2005 includes approximately $4.5 million of salaries and benefits expense related to stock-based compensation, representing an impact of approximately $0.01 per diluted share.

On November 15, 2005, HMA announced that it expected to earn between $1.56 and $1.60 per diluted common share for fiscal year 2006. This EPS objective range excluded the impact of HMA’s adoption of SFAS 123(R). HMA expects to earn between $1.51 and $1.55 per diluted common share for fiscal year 2006, including an estimated annual impact of $0.05 per diluted common share related to the adoption of SFAS 123(R).

Net patient service revenue from continuing operations relating to hospitals owned and operated by HMA for one year or more increased 4.7% during the first quarter. This represents HMA’s 69th consecutive quarter of same hospital revenue growth. Factors contributing to HMA’s revenue growth from continuing operations during the

-more-

Health Management Associates, Inc./Page 2

first quarter included a 2.1% increase in total surgeries and a 4.6% increase in same hospital net revenue per adjusted admission. Same hospital admissions from continuing operations for the first quarter declined 1.6% and same hospital adjusted admissions from continuing operations increased 0.1% compared to the same quarter a year ago. As anticipated, Biloxi Regional Medical Center continues to be adversely impacted by the effects of Hurricane Katrina, which made landfall in Mississippi in late August 2005. In addition, normal seasonal volumes continue to be affected at HMA’s two Florida Keys hospitals as a result of the impact of Hurricane Wilma, which made landfall in Florida in late October 2005. During the first quarter, HMA recognized approximately $3.1 million of net income from business interruption insurance proceeds received as a result of Hurricane Katrina, which compares to approximately $5.1 million of net income recognized in the same period a year ago received as a result of Hurricane Charley. Overall, total admissions at HMA’s hospitals grew 6.8% and total surgeries increased 10.7% in the first quarter as compared to the same quarter a year ago, reflecting the admissions contribution from hospitals acquired by HMA during the twelve months ended December 31, 2005. HMA’s same hospitals from continuing operations also experienced a 1.2% increase in emergency room visits for the quarter ended December 31, 2005.

HMA’s same hospital EBITDA margins, which include revenue from the hurricane business interruption insurance proceeds, were 20.8%. EBITDA margin is defined as earnings margin, before interest, taxes, depreciation and amortization. EBITDA does not represent cash flows from operations as defined by generally accepted accounting principles in the United States, commonly known as GAAP, and should not be considered as either an alternative to net income as an indicator of HMA’s operating performance or as an alternative to cash flows as a measure of HMA’s liquidity. Nevertheless, HMA believes that providing non-GAAP information regarding EBITDA is important for investors and other readers of HMA’s financial statements, as it provides a measure of liquidity. In addition, EBITDA is commonly used as an analytical indicator within the health care industry and HMA’s debt facilities contain covenants that use EBITDA in their calculations. Because EBITDA is not a measurement determined in accordance with GAAP and is thus susceptible to varying calculations, EBITDA, as presented, may not be directly comparable to other similarly titled measures used by other companies. A table reconciling EBITDA to GAAP follows the financial statements included with this press release.

-more-

Health Management Associates, Inc./Page 3

During the quarter ended December 31, 2005, the results from Williamson Memorial Hospital in Williamson, West Virginia were reclassified as assets held-for-sale and the prior period has been restated. For the first quarter, after tax losses from assets held-for-sale totaled $328,000. Negotiations to sell Williamson Memorial Hospital are ongoing.

“Now in our 29th year of delivering high quality health care close to home, HMA’s fiscal year 2006 has begun with both a flurry of acquisition activity and an opportunity for improvement,” said Joseph V. Vumbacco, Chief Executive Officer and Vice Chairman of HMA. “With two acquisitions completed during the first quarter, two hospital acquisition transactions expected to be completed during the second quarter, and an additional transaction to be completed during the third quarter, we are moving steadily toward our 2006 objective of acquiring between five and seven hospitals. Operationally, we intend to continue investing the necessary financial, leadership and technological resources to successfully execute our decentralized management philosophy and improve upon the efficiency and quality of the health care being delivered to the communities served by our hospitals.”

Up-front collection efforts continue to improve as HMA’s business office personnel remain focused on collecting payments for both outpatient and inpatient services. During the first quarter ended December 31, 2005, HMA favorably increased its up-front collections compared to the same period a year ago. Particular attention has been given to improving collection efforts in the emergency room, with additional personnel scheduled during busier times to ensure that payments are requested for services rendered. Medicaid qualification information is also collected from patients who are deemed likely to qualify for assistance. HMA believes that the presence of a local business office at each of its hospitals improves billing accuracy, collection results, and quality. Bad debt expense from continuing operations, as a percentage of net revenue, for the first quarter ended December 31, 2005 was 8.7%. HMA’s charity care/indigent write offs were 4.7% of gross revenue for the first quarter compared to 4.6% in the same quarter a year ago. On a continuing same hospital basis, private pay admissions totaled approximately 7.1% of total admissions for the first quarter ended December 31, 2005, which is a 40 basis point decline, sequentially, when compared to the fourth quarter ended September 30, 2005. HMA continues to focus on cash collections, and cash flow from continuing operations was $137.3 million for the quarter ended December 31, 2005. In addition, days sales outstanding were 69 days as of December 31, 2005, compared to 71 days a year ago.

-more-

Health Management Associates, Inc./Page 4

The first quarter ended December 31, 2005 was a very active acquisition quarter for HMA. During the first quarter, HMA completed two hospital acquisitions and executed two additional agreements to acquire a third hospital and a controlling interest in HMA’s first joint venture with a not-for-profit organization.

On December 1, 2005, HMA completed the acquisition of the 95-bed Gilmore Memorial Hospital located in Amory, Mississippi, which is approximately 30 miles southeast of Tupelo. Gilmore Memorial is the sole provider in the area and is a fully accredited, general acute-care hospital that has been in operation since 1916. The hospital currently generates approximately $40 million of annual net revenue. “As is customary, HMA’s proprietary Pulse System® was installed and operational upon completion of the transaction,” said Vumbacco. “The transition went very smoothly, and we look forward to serving the health care needs of Amory and the surrounding region.”

On December 31, 2005, HMA completed the acquisition of the 56-bed Barrow Community Hospital, located in Winder, Georgia, approximately 40 miles east of Atlanta and 20 miles north of HMA’s Walton Regional Medical Center located in Monroe, Georgia. Barrow Community is a fully accredited, general acute-care hospital that generates approximately $20 million in annual net revenue. “Barrow Community is also a sole community provider in its primary service area, which is the 24th fastest growing county in the United States,” added Vumbacco. “HMA has an outstanding opportunity to expand services and improve the access to health care for the community. Based on the population growth projections, we believe the health care demands will follow suit, and we are eager to meet those needs. As with Gilmore Memorial, HMA’s proprietary Pulse System® was installed and operational on the day HMA acquired this hospital.”

On November 3, 2005, HMA entered into a definitive agreement to acquire an 80% controlling interest in the Orlando Regional St. Cloud Hospital located in St. Cloud, Florida. Orlando Regional Healthcare (“ORH”) will retain a 20% ownership interest in Orlando Regional St. Cloud Hospital. This is the first partnership between HMA and a not-for-profit entity, and offers both organizations the opportunity to combine their respective strengths. HMA will assume operational responsibility for the hospital, and a local advisory board will be established, composed of representatives from the medical staff, the local community, ORH and HMA. The hospital operates 84 licensed beds and generates approximately $45 million in annual net revenue. Initial expansion projects

-more-

Health Management Associates, Inc./Page 5

will focus on St. Cloud’s emergency room, surgical suites, and the addition of patient rooms. “ORH has an outstanding reputation for delivering high quality health care, and has been awarded numerous national and state accolades for its clinical outcomes. HMA looks forward to a long and mutually beneficial relationship with this outstanding organization,” said Vumbacco. The transaction is expected to be completed by March 31, 2006.

On December 27, 2005, HMA negotiated an agreement to acquire the 231-bed St. Joseph Hospital, located in Augusta, Georgia. St. Joseph is a fully accredited, general acute-care hospital serving a growing population base of more than 425,000 residents. The hospital generates approximately $65 million in annual net revenue. “Augusta is an example of the many attractive and rapidly growing communities in the Southeast which have hospitals in need of the leadership, financial and technological resources that HMA believes it can effectively deploy,” added Vumbacco. “HMA intends to expand the already comprehensive list of services offered at St. Joseph in order to improve access for those seeking high quality health care services.” The execution and closing of the purchase agreement are subject to the review and approval of the Georgia Attorney General’s office pursuant to applicable state law.

Most recently, just this morning, HMA announced the signing of a definitive agreement to acquire the 83-bed Cleveland Clinic – Naples Hospital, located in Naples, Florida. Cleveland Clinic - Naples Hospital is a fully accredited, general acute-care hospital serving one of the fastest growing areas of the country with a permanent population base of approximately 300,000 residents, which does not take into account the seasonal population increases experienced during the winter months. “The Cleveland Clinic is a world-renowned provider of health care, and we are very pleased to have developed a close working relationship with such a high caliber group of health care leaders,” said Vumbacco. “We expect to develop a long-term clinical affiliation with the Cleveland Clinic, and we intend to further expand the services and access to health care needed by the residents of Naples and the greater Collier County area. We believe this acquisition will complement our de novo project, the 100-bed Collier Regional Medical Center, currently under construction in southern Collier County and provide more effective competition in Collier County. Upon completing the transaction, the existing Cleveland Clinic – Naples Hospital medical staff will soon be able to serve the community at two Collier County hospitals, effectively improving access to more of the area’s residents.”

-more-

Health Management Associates, Inc./Page 6

HMA believes that stand-alone, not-for-profit hospitals will continue to experience operating pressures, leading such hospitals to seek a buyer with a long history of successful operations such as HMA. HMA continually seeks to develop strong relationships with faith-based and regional hospital systems throughout the United States that are seeking to raise capital by selling certain non-urban hospitals in order to focus their resources on their larger core facilities. Based on the combination of increased acquisition opportunities from these two sources, and the recent completion of two hospital acquisitions and negotiation of three additional acquisition agreements, HMA believes the acquisition environment remains very attractive. HMA intends to continue to actively acquire hospitals during fiscal year 2006.

On August 3, 2005, HMA announced a share repurchase program to repurchase up to 10 million shares of its common stock. On November 14, 2005, HMA completed its repurchase program, having acquired all 10 million common shares.

Also during the first quarter, HMA enhanced its Board of Directors with the December 8, 2005 appointment of Vicki A. O’Meara, the President – Supply Chain Solutions of Ryder System, Inc., to HMA’s Board of Directors. “Ms. O’Meara is an outstanding addition to HMA’s Board,” said William J. Schoen, Chairman of HMA. “Her extensive executive management and government affairs experience will be an excellent complement to our Board, and we expect to benefit from her leadership and management expertise.”

HMA’s senior management team will discuss HMA’s first quarter performance in greater detail on a live conference call and audio webcast later this morning. All interested investors are invited to access the webcast at 11:00 a.m. EST, via HMA’s website located at www.hma-corp.com or via www.streetevents.com or join the conference call by dialing 877-476-3476. A copy of the audio webcast, along with any related information that HMA may be required to provide pursuant to Securities and Exchange Commission rules, will be archived on HMA’s website under the heading “Investor Relations.”

-more-

Health Management Associates, Inc./Page 7

HMA is a premier operator of non-urban general acute care hospitals in communities situated throughout the United States. HMA has generated 17 years of uninterrupted operating earnings growth and upon completion of the previously announced transactions to acquire the 83-bed Cleveland Clinic – Naples Hospital, the 231-bed St. Joseph Hospital and a controlling interest in the 84-bed Orlando Regional St. Cloud Hospital, HMA will operate 62 hospitals in 16 states with approximately 8,995 licensed beds.

All references to “HMA” used in this release refer to Health Management Associates, Inc. or its affiliates.

Certain statements contained in this release, including, without limitation, statements containing the words “believes,” “anticipates,” “intends,” “expects,” “optimistic,” and words of similar import, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include projections of revenue, income or loss, capital expenditures, capital structure, or other financial items, statements regarding the plans and objectives of management for future operations, statements of future economic performance, statements of the assumptions underlying or relating to any of the foregoing statements, and other statements which are other than statements of historical fact.

Statements made throughout this release are based on current estimates of future events, and HMA has no obligation to update or correct these estimates. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially as a result of these various factors.

(financial tables attached)

HEALTH MANAGEMENT ASSOCIATES, INC.

CONSOLIDATED STATEMENTS OF INCOME

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2005	2004
Net patient service revenue	$936,503	$814,938

Costs and expenses:
Salaries and benefits	376,660	322,485
Supplies and other	289,246	244,946
Provision for doubtful accounts	81,107	61,841
Depreciation and amortization	41,528	36,277
Rent expense	19,179	16,726
Interest, net	4,229	3,217

Total costs and expenses	811,949	685,492

Income from continuing operations before minority interests and income taxes	124,554	129,446
Minority interests in earnings of consolidated entities	401	662

Income from continuing operations before income taxes	124,153	128,784
Provision for income taxes	48,284	49,298

Income from continuing operations	75,869	79,486
Income (loss) from discontinued operations, net of income taxes	(328)	(734)

Net Income	$75,541	$78,752

Basic net income (loss) per share:
Continuing operations	$0.31	$0.32
Discontinued operations	—	—

Basic net income per share	$0.31	$0.32

Diluted net income (loss) per share:
Continuing operations	$0.31	$0.32
Discontinued operations	—	—

Diluted net income per share	$0.31	$0.32

Weighted average number of shares outstanding
Basic	240,964	243,714

Diluted	244,697	247,379

HEALTH MANAGEMENT ASSOCIATES, INC.

EARNINGS PER SHARE CALCULATIONS

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended December 31,
	2005	2004
Income from continuing operations	$75,869	$79,486
Add: Interest from convertible debt, net of taxes	1	1

Adjusted income from continuing operations	75,870	79,487
Net income (loss) from discontinued operations, net of income taxes	(328)	(734)

Adjusted net income	$75,542	$78,753

Basic shares outstanding	240,964	243,714
Add: Employee stock options and other stock based compensation	3,727	3,659
Convertible debt shares	6	6

Diluted shares outstanding	244,697	247,379

Basic net income (loss) per share:
Continuing operations	$0.31	$0.32
Discontinued operations	—	—

Basic net income per share	$0.31	$0.32

Diluted net income (loss) per share:
Continuing operations	$0.31	$0.32
Discontinued operations	—	—

Diluted net income per share	$0.31	$0.32

HEALTH MANAGEMENT ASSOCIATES, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(unaudited)

(Dollars in thousands)

	December 31, 2005	September 30, 2005
	(unaudited)
Assets
Current Assets:
Cash and cash equivalents	$137,259	$78,575
Accounts receivable, net	706,215	681,440
Other current assets	217,269	228,140
Property, plant and equipment, net	2,074,350	2,032,752
Restricted funds	45,700	70,913
Other assets	952,299	896,351

	$4,133,092	$3,988,171

Liabilities and Stockholders’ Equity
Current liabilities	$983,409	$1,068,857
Deferred income taxes	131,112	121,491
Other long-term liabilities and minority interests	138,185	141,715
Long-term debt	611,241	366,649
Stockholders’ equity	2,269,145	2,289,459

	$4,133,092	$3,988,171

	Three Months Ended December 31,
	2005 (a)	2004 (a)
Same Hospitals
Occupancy	43.8%	44.8%
Patient Days	295,408	300,366
Admissions	69,550	70,671
Adjusted Admissions	115,896	115,812
Average length of stay	4.2	4.3
Total surgeries	61,973	60,728
Outpatient Revenue percentage	48.5%	46.7%
Inpatient Revenue percentage	51.5%	53.3%

Total Hospitals
Occupancy	43.9%	45.9%
Patient Days	333,940	315,105
Admissions	75,590	70,760
Adjusted Admissions	125,934	115,827
Average length of stay	4.4	4.5
Total surgeries	67,243	60,728
Outpatient Revenue percentage	48.4%	46.4%
Inpatient Revenue percentage	51.6%	53.6%

(a) - Unaudited, Continuing Operations

HEALTH MANAGEMENT ASSOCIATES, INC.

SUPPLEMENTAL CONSOLIDATED STATEMENTS OF INCOME INFORMATION

(unaudited)

(Dollars in thousands)

	Three Months Ended December 31,
	2005 (a)	2004 (a)
Total revenue	$936,503	$814,938

Less acquisitions, corporate and other	89,662	5,936

Same hospital net patient service revenue	$846,841	$809,002

Income before income taxes	$124,153	$128,784

Add:
Interest, net	4,229	3,217
Depreciation and amortization	41,528	36,277

EBITDA	169,910	168,278

Adjustment for acquisitions, corporate and other	(6,049)	(17,016)

Same hospital EBITDA	$175,959	$185,294

Same hospital EBITDA margins = Same hospital EBITDA / same hospital net patient service revenue	20.8%	22.9%

(a)	continuing operations

###